Exhibit 99.1

Astrotech Corporation 201 West 5th Street, Suite 1275 Austin, Texas 78701 o: 512.485.9530 | f: 512.485.9531 www.astrotechcorp.com

ASTROTECH REPORTS FISCAL YEAR 2017 FINANCIAL RESULTS

Austin, Texas, September 18, 2017 – Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the fourth quarter and fiscal year ended June 30, 2017.

Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation, stated, “Fiscal 2017 was an extraordinary year in terms of product development at both 1st Detect and Astral Images. At 1st Detect, along with our partner, we delivered an instrument to the Transportation and Security Administration (TSA). By incorporating mass spectrometry (MS) into explosives trace detectors (ETDs), we expect to significantly reduce the number of false positives, as well as enable a more expansive library of compounds compared to the current generation of ETDs.

“1st Detect also developed the BreathDetect 1000, an instrument that uses our core technology to analyze human breath in real time. In collaboration with UT Health San Antonio, we entered pre-clinical trials with cystic fibrosis patients, focusing on identifying hospital-acquired pneumonia (HAP). HAP is one of the biggest and most expensive problems in hospitals, with over 150,000 cases reported in the U.S. annually. In June, we announced successful preliminary results from these pre-clinical trials. We aim to reduce HAP diagnosis time from days to minutes.

“At Astral Images, we are positioned to lead the digital conversion from High Definition resolution (2K HD) to 4K resolution with High Dynamic Range (4K HDR) for feature films, film-based television series, sporting events shot on film, film libraries, and archives. Astral offers content owners a significant value proposition by dramatically reducing the cost and time required to upgrade to the new 4K standard. Several major film studios have provided excellent feedback on our technology, and we expect 4K HDR conversions to accelerate in parallel with consumer demand for high-quality content as 4K HDR televisions become ubiquitous.”

Regarding Astrotech Corporation, in May, management announced that it engaged Chardan Capital Markets to explore strategic alternatives regarding 1st Detect; these discussions are ongoing. From a financial perspective, gross profit more than doubled year-over-year. Combined with the effective corporate realignment and decreased operating expenses, the company’s fiscal 2017 bottom line improved $1.5 million compared to the previous year.”

Mr. Pickens concluded, “Our technology continues to be validated by industry leaders. We are committed to innovation and, in particular, we are focused on furthering product development with the goal of expediting our time to market. Overall, we are excited about our ongoing improvements and opportunities in fiscal 2018.”

Fiscal Year Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of contract revenue.

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Revenue was $2.3 million for the year ended June 30, 2017, reflecting 1st Detect's income from research-based, fixed-price, government-related subcontracts. This is compared to $2.7 million for the year ended June 30, 2016, which included revenue of $0.2 million associated with revenue from a legacy business.

•	Gross profit was $1.0 million for the year ended June 30, 2017, compared to $0.3 million for the year ended June 30, 2016, due to lower prototype costs.

•	The July 2016 corporate realignment saved approximately $3.7 million for fiscal year 2017, $0.2 million better than originally anticipated.

•	Loss from operations was $12.1 million for the year ended June 30, 2017, compared to $13.8 million for the year ended June 30, 2016, reflecting increased gross profit and reduced expenses.

•	Cash and investments at June 30, 2017 were $15.1 million.

•	Astrotech Corporation had no debt at June 30, 2017.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) is an innovative science and technology company that invents, acquires, and commercializes technological innovations sourced from research institutions, laboratories, universities, and internally, and then funds, manages, and builds proprietary, scalable start-up companies for profitable divestiture to market leaders to maximize shareholder value. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers for use in the security, defense, healthcare, food and beverage, and environmental markets. Sourced from decades of image research from the laboratories of IBM and Kodak, Astral Images sells film-to-digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track, on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact Cathy Mattison, LHA Investor Relations, (415) 433-3777, ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share data)

	June 30,
	2017	2016
Revenue	$2,328	$2,671
Cost of revenue	1,293	2,332
Gross profit	1,035	339
Operating expenses:
Selling, general and administrative	7,508	7,708
Research and development	5,587	6,469
Total operating expenses	13,095	14,177
Loss from operations	(12,060)	(13,838)
Interest and other income, net	306	379
Loss from operations before income taxes	(11,754)	(13,459)
Income tax (expense) benefit	(2)	25
Net loss	(11,756)	(13,434)
Less: Net loss attributable to noncontrolling interest	(174)	(339)
Net loss attributable to Astrotech Corporation	$(11,582)	$(13,095)

Weighted average common shares outstanding:
Basic and diluted	20,418	20,388

Basic and diluted net loss per common share:
Net loss attributable to Astrotech Corporation	$(0.57)	$(0.64)

Other comprehensive loss, net of tax:
Net loss attributable to Astrotech Corporation	$(11,582)	$(13,095)
Available-for-sale securities
Net unrealized losses, net of zero tax expense	(20)	(92)
Reclassification adjustment for realized losses included in net loss, net of zero tax expense	60	14
Total comprehensive loss attributable to Astrotech Corporation	$(11,542)	$(13,173)

ASTROTECH CORPORATION
Consolidated Balance Sheets
(In thousands, except share data)

	June 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$2,184	$4,399
Short-term investments	10,900	17,102
Accounts receivable	146	156
Costs and estimated revenues in excess of billings	—	451
Inventory:
Raw materials	109	327
Work-in-process	57	75
Finished goods	—	94
Prepaid expenses and other current assets	269	319
Total current assets	13,665	22,923
Property and equipment, net	3,180	3,392
Long-term investments	1,990	4,208
Total assets	$18,835	$30,523

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$259	$237
Payroll related accruals	907	1,000
Accrued and other liabilities	641	509
Income tax payable	2	—
Total current liabilities	1,809	1,800
Other liabilities	256	96
Total liabilities	2,065	1,896

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized, no shares issued and outstanding, at June 30, 2017 and June 30, 2016	—	—
Common stock, no par value, 75,000,000 shares authorized; 22,542,544 and 21,811,153 shares issued at June 30, 2017 and June 30, 2016, respectively; 20,556,403 and 20,627,511 shares outstanding at June 30, 2017 and June 30, 2016, respectively	190,382	189,294
Treasury stock, 1,986,141 and 1,183,642 shares at cost at June 30, 2017 and June 30, 2016, respectively	(4,121)	(2,828)
Additional paid-in capital	1,483	1,419
Accumulated deficit	(170,913)	(159,117)
Accumulated other comprehensive loss	(61)	(101)
Equity attributable to stockholders of Astrotech Corporation	16,770	28,667
Noncontrolling interest	—	(40)
Total stockholders’ equity	16,770	28,627
Total liabilities and stockholders’ equity	$18,835	$30,523